Exhibit 99.1

Actuate Reports Fourth Quarter and Fiscal Year 2004 Financial Results;
               Q4 License Revenue Up 36% Sequentially;
              Achieved 13% Q4 Non-GAAP Operating Margin

    SOUTH SAN FRANCISCO, Calif.--(BUSINESS WIRE)--Feb. 10, 2005--Actuate Corporation (Nasdaq:ACTU), the world leader in Enterprise Reporting Applications, today announced its financial results for the quarter ended December 31, 2004. Revenues for the fourth quarter of 2004 were $27.4 million, up 15% sequentially from the third quarter of 2004 and consistent with the $27.4 million recorded in Q4 2003. License revenues for the quarter were $10.9 million, an increase of 36% compared with $8.0 million in Q3 2004. Fourth quarter 2004 GAAP net income was $1.2 million, or $0.02 per diluted share, compared with a net loss of $1.2 million or $0.02 per share in the year-ago quarter.
    Non-GAAP operating margin for the fourth quarter of 2004 was 13% compared with a GAAP operating margin of 5% for the same period. On a non-GAAP basis, net income in the fourth quarter of 2004 was $2.5 million, or $0.04 per diluted share, compared to non-GAAP net income of $1.2 million, or $0.02 per diluted share in the year-ago quarter. In connection with an expense-reduction initiative that was launched in the fourth quarter of 2004, the company recorded a one-time restructuring charge of $1.4 million. The non-GAAP financial results discussed in this press release do not include this charge. These non-GAAP financial measures also exclude the amortization of intangibles and purchased technology, in-process R&D, amortization of deferred compensation, certain legal and accounting fees and an adjustment to the tax provision. All of these expenses are included in Actuate's GAAP results.
    For the full fiscal year 2004, revenues totaled $104.7 million, compared with $104.5 million in fiscal year 2003. GAAP net income for fiscal year 2004 was $1.3 million, or $0.02 per diluted share, compared with a GAAP net loss of $4.5 million, or $0.07 per share in fiscal year 2003. Non-GAAP net income for fiscal year 2004 was $4.4 million, 31% greater than the $3.4 million of non-GAAP net income reported for fiscal year 2003. Diluted non-GAAP net income per share was $0.07 for fiscal year 2004 compared with $0.05 per diluted share recorded in fiscal year 2003.
    Cash, cash equivalents and short-term investments ended fiscal year 2004 at $47.3 million, an increase of $1.8 million compared with the year ended December 31, 2003. Deferred revenue at December 31, 2004 was $28.8 million, compared with $25.8 million at December 31, 2003.
    "Actuate continues to see large, defensible and highly profitable market opportunities for Enterprise Reporting Applications that are adopted by 100% of users and deliver breakthrough corporate performance," said Pete Cittadini, Actuate's president and CEO. "Our Q4 performance was driven by large Global 9000 accounts, particularly in Financial Services, with large user populations, diverse data sources and strong IT capabilities choosing Actuate to develop mission critical Enterprise Reporting Applications. We are gaining traction with our solutions targeted at specific business processes, particularly Customer Self Service and Financial Performance Management, that contributed significant business in Q4 and positions us well as we move into 2005."

    Q4 Financial Highlights

    --  Non-GAAP operating income increased 113% compared with Q4
        2003;

    --  Non-GAAP operating margin reached 13%, the highest level since
        Q4 2000;

    --  Non-GAAP EPS doubled to $0.04, compared with $0.02 in Q4 2003;

    -- Achieved a record 63% services margin (combined margin of maintenance support and consulting services), compared with 58% in the year-ago quarter;

    --  Received orders greater than $100,000 from 65 customers;

    -- Average deal size of orders greater than $100,000 increased to $286,000 from $247,000 in Q3 2004;

    --  Secured two transactions greater than $1 million.

    Q4 Customer Highlights

    During Q4 2004, Actuate received significant new and repeat business from, among others, IBM, Mellon Financial, Public Service Electric and Gas, DaimlerChrysler AG, Citigroup, Carlson Wagonlit Travel, Big Lots Stores, U.S. Clearing Corporation, Washington Mutual, Commerzbank AG, Medco Health, American Express, BSkyB and CIGNA.

    Other Q4 Highlights

    During the fourth quarter, Actuate:

    -- Launched Actuate 8 e.Spreadsheet to enable companies to deliver spreadsheets that meet compliance requirements while giving employees and customers the spreadsheets they demand;

    -- Secured the approval of the Eclipse Foundation for BIRT, the industry's first Open Source Business Intelligence and
        Reporting Tools initiative, as a top level project;

    -- Attained the "Powered by SAP NetWeaver(tm)" Certification for its Enterprise Reporting Application Platform;

    --  Was named a Top Technology Innovator by VARBusiness Magazine.

    Share Repurchase Program

    Actuate expects to resume its stock repurchase program in Q1 2005. Under this ongoing program, Actuate may repurchase its shares time to time on the open market up to the authorized maximum of $1.5 million per quarter.

    Preliminary Results of Sarbanes-Oxley Section 404 Review

    During the course of the audit of Actuate Corporation's 2004 financial statements, KPMG identified a material weakness in internal controls over financial reporting related to the Q4 2004 restructuring charge. Specifically, a decision was made to vacate a foreign facility and a liability aggregating $628,000 was recorded for costs to be incurred for its remaining term. However, as of December 31, 2004, we had not met all of the requirements under Financial Accounting Standard 146 and, therefore, no liability should have been recorded. The liability is now expected to be recorded in the first quarter of 2005. The restructuring charge was corrected prior to completion of the audit and, as a result, did not have any effect on reported year-end or previously reported financial results. Nevertheless, Actuate is at this time uncertain whether KPMG will issue an adverse opinion on the company's internal controls as a result of this restructuring charge.
    Actuate Corporation will finalize its evaluation of internal controls over financial reporting prior to the issuance of its Form 10-K for the year ended December 31, 2004. "Exclusive of this instance, no other material weaknesses have been identified by management or our auditors to date," said Dan Gaudreau, Chief Financial Officer of Actuate Corporation. "Management continues to take seriously its role in the design and effectiveness of internal controls and will remediate all deficiencies in a timely manner."

    Use of Non-GAAP Financial Measures

    The non-GAAP financial measures discussed in the text of this press release and accompanying non-GAAP supplemental information represent financial measures used by Actuate's management to evaluate the operating performance of the Company and to conduct its business operations. Non-GAAP financial measures discussed in this press release exclude the amortization of intangibles and other costs arising from acquisitions, restructuring charges, certain legal and accounting fees and an adjustment to the tax provision. It is management's belief that these items are not indicative of ongoing operations and as a result, non-GAAP financial measures that exclude such items provide additional insight for investors in evaluating the Company's financial and operational performance. However, these non-GAAP financial measures are not intended to be an alternative to financial measures prepared in accordance with GAAP. Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between the Company's GAAP and non-GAAP financial results is provided in this press release and investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in the Company's SEC filings. Additionally, the non-GAAP reconciliation will be available in the investor relations section of Actuate's website at www.actuate.com.

    Conference Call Information

    Actuate will be holding a conference call at 2:00 p.m. Pacific Time, today, February 10, 2005 to further discuss these results. The dial-in number for the call is 973-528-0008. The conference call will be simultaneously broadcast live in the Investor Relations section of Actuate's web site at http://phx.corporate-ir.net/phoenix.zhtml?c=64401&p=irol-irhome and will be available as an archived replay at the same location until approximately February 24, 2005.

    About Actuate Corporation

    Actuate Corporation is the world leader in Enterprise Reporting Applications that ensure 100% adoption by users. Actuate's Enterprise Reporting Application Platform is the foundation on which Global 9000 organizations (companies with annual revenues greater than $1 billion) and packaged application software vendors develop intuitive, Web portal-like reporting and analytic applications that empower 100% of users with decision-making information. These applications are deployed inside and outside the firewall to improve corporate performance across a range of business functions including financial management, sales, human resource management, and customer self-service. When tested against other business intelligence products, Actuate's Enterprise Reporting Application Platform has been proven to offer industry-leading scalability and the lowest Total Cost of Ownership. Actuate has over 3,000 customers globally in a range of industries including financial services, pharmaceuticals, insurance, and distribution services, as well as the government sector.
    Founded in 1993, Actuate has headquarters in South San Francisco, Calif., and has offices worldwide. Actuate is listed on the NASDAQ exchange under the symbol ACTU. For more information on Actuate, visit the company's Web site at www.actuate.com.

    Cautionary Note Regarding Forward Looking Statements: The statements contained in this release that are not purely historical are forward looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, including statements regarding Actuate's expectations, beliefs, hopes, intentions or strategies regarding the future. All forward-looking statements in this release are based upon information available to Actuate as of the date hereof, and Actuate disclaims any obligation to update or revise any such forward-looking statements based on changes in expectations or the circumstances or conditions on which such expectations may be based. Actual results could differ materially from Actuate's current expectations. Factors that could cause or contribute to such differences include, but are not limited to, the general spending environment for information technology products and services in general and Enterprise Reporting Application software in particular, quarterly fluctuations in our revenues and other operating results, our ability to expand our international operations, our ability to successfully compete against current and future competitors, the impact of future acquisitions on the company's financial and/or operating condition, the ability to increase revenues through our indirect channels, general economic and geopolitical uncertainties and other risk factors that are discussed in Actuate's Securities and Exchange Commission filings, specifically Actuate's 2003 Annual Report on Form 10-K filed on March 11, 2004 and Quarterly Reports on Form 10-Q filed on May 6, 2004, August 9, 2004 and November 9, 2004.
    Copyright(C) 2005 Actuate Corporation. All rights reserved. Actuate and the Actuate logo are registered trademarks of Actuate Corporation and/or its affiliates in the U.S. and certain other countries. All other brands, names or trademarks mentioned may be trademarks of their respective owners.


                          ACTUATE CORPORATION
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)
                              (unaudited)


                                          December 31,    December 31,
                                              2004            2003
                                          ------------    ------------

                  ASSETS
Current assets:
  Cash, cash equivalents and short-term
    investments                              $ 47,273        $ 45,439
  Accounts receivable, net                     24,776          20,208
  Other current assets                          2,498           2,599
                                              --------        --------
Total current assets                           74,547          68,246
Property and equipment, net                     6,158           5,097
Goodwill and other intangibles, net            23,883          26,525
Other assets                                      867           1,538
                                              --------        --------
                                             $105,455        $101,406
                                              ========        ========

   LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                           $  2,414        $  2,758
  Current portion of restructuring
    liabilities                                 3,669           2,198
  Accrued compensation                          5,244           4,402
  Other accrued liabilities                     4,996           4,772
  Income taxes payable                            539           1,241
  Deferred revenue                             28,763          25,790
                                              --------        --------
Total current liabilities                      45,625          41,161
                                              --------        --------

Long term liabilities                          12,885          15,064
Stockholders' equity                           46,945          45,181
                                              --------        --------
                                             $105,455        $101,406
                                              ========        ========



                          ACTUATE CORPORATION
                 CONSOLIDATED STATEMENTS OF OPERATIONS
                 (in thousands, except per share data)
                              (unaudited)


                               Three Months Ended  Twelve Months Ended
                                  December  31,       December  31,
                               --------- --------  -------------------
                                  2004      2003       2004      2003
                                -------   -------   --------  --------
Revenues:
  License fees                 $10,913   $12,621   $ 42,703  $ 47,598
  Services                      16,453    14,798     61,954    56,857
                                -------   -------   --------  --------
Total revenues                  27,366    27,419    104,657   104,455
                                -------   -------   --------  --------

Costs and expenses:
  Cost of license fees             867     1,055      3,417     3,140
  Cost of services               6,075     6,200     24,763    23,648
  Sales and marketing           10,211    11,483     41,296    45,769
  Research and development       4,300     4,901     19,847    18,732
  General and administrative     2,791     2,648     10,856    12,220
  Amortization of other
   intangibles                     276       284      1,110     2,021
  In-Process R&D                     -         -          -       600
  Restructuring charges          1,420         -      2,006         -
                                -------   -------   --------  --------
Total costs and expenses        25,940    26,571    103,295   106,130
                                -------   -------   --------  --------
Income (loss) from operations    1,426       848      1,362    (1,675)
Interest and other income, net     527       281        822       720
                                -------   -------   --------  --------
Income (loss) before income
 taxes                           1,953     1,129      2,184      (955)
Provision for income taxes         725     2,284        886     3,542
                                -------   -------   --------  --------
Net income (loss)              $ 1,228   $(1,155)  $  1,298  $ (4,497)
                                =======   =======   ========  ========
Basic net income (loss)
 per share                     $  0.02   $ (0.02)  $   0.02  $  (0.07)
                                =======   =======   ========  ========
Shares used in basic per
 share calculation              61,790    61,391     61,577    60,766
                                =======   =======   ========  ========
Diluted net income (loss)
 per share                     $  0.02   $ (0.02)  $   0.02  $  (0.07)
                                =======   =======   ========  ========
Shares used in diluted per
 share calculation              64,475    61,391     65,202    60,766
                                =======   =======   ========  ========



                          ACTUATE CORPORATION
         RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
                 (in thousands, except per share data)
                              (unaudited)


                                             Three Months Ended
                                              December 31, 2004
                                        -----------------------------

                                         GAAP   Adjustments  Non-GAAP
                                         -----  -----------  --------
Revenues:
 License fees                           $10,913              $10,913
 Services                                16,453               16,453
                                        --------             --------
Total revenues                           27,366               27,366
                                        --------             --------

Costs and expenses:
 Cost of license fees                       867     (383)(a)     484
 Cost of services                         6,075                6,075
 Sales and marketing                     10,211               10,211
 Research and development                 4,300                4,300
 General and administrative               2,791                2,791
 Amortization of other intangibles          276     (276)          -
 In-Process R&D                               -                    -
 Restructuring charges                    1,420   (1,420)          -
                                        --------             --------
Total costs and expenses                 25,940               23,861
                                        --------             --------
Income (loss) from operations             1,426                3,505
Interest and other income, net              527                  527
                                        --------             --------
Income (loss) before income taxes         1,953                4,032
Provision for income taxes                  725      787 (c)   1,512
                                        --------             --------
Net income (loss)                        $1,228               $2,520
                                        ========             ========
Basic net income (loss) per share         $0.02                $0.04
                                        ========             ========
Shares used in basic per share
 calculation                             61,790               61,790
                                        ========             ========
Diluted net income (loss) per share       $0.02                $0.04
                                        ========             ========
Shares used in diluted per share
 calculation.                            64,475               64,475
                                        ========             ========


                                               Three Months Ended
                                               December 31, 2003
                                         -------------------- --------
                                         GAAP   Adjustments  Non-GAAP
                                         -----  -----------  --------

Revenues:
 License fees                            $12,621              $12,621
 Services                                 14,798               14,798
                                         --------             --------
Total revenues                            27,419               27,419
                                         --------             --------
Costs and expenses:
 Cost of license fees                      1,055     (373)(a)     682
 Cost of services                          6,200                6,200
 Sales and marketing                      11,483               11,483
 Research and development                  4,901     (139)(b)   4,762
 General and administrative                2,648                2,648
 Amortization of other intangibles           284     (284)          -
 In-Process R&D                                -                    -
 Restructuring charges                         -                    -
                                         --------             --------
Total costs and expenses                  26,571               25,775
                                         --------             --------
Income (loss) from operations                848                1,644
Interest and other income, net               281                  281
                                         --------             --------
Income (loss) before income taxes          1,129                1,925
Provision for income taxes                 2,284   (1,563)(c)     721
                                         --------             --------
Net income (loss)                        $(1,155)              $1,204
                                         ========             ========
Basic net income (loss) per share         $(0.02)               $0.02
                                         ========             ========
Shares used in basic per share
 calculation                              61,391               61,391
                                         ========             ========
Diluted net income (loss) per share       $(0.02)               $0.02
                                         ========             ========
Shares used in diluted per share
 calculation.                             61,391               65,494
                                         ========             ========


   (a) Amortization of purchased technology.

   (b) Amortization of deferred compensation.

   (c) The provision for income taxes used in arriving at the non-GAAP net income for all of the periods presented was computed using an income tax rate of 37.5%. The amount of provision for income taxes used in arriving at the non-GAAP net income does not reflect the actual or future expected provision for income taxes.



                          ACTUATE CORPORATION
         RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
                 (in thousands, except per share data)
                              (unaudited)


                                            Twelve Months Ended
                                            December 31, 2004
                                       ----------------------------
                                         GAAP   Adjustments  Non-GAAP
                                         -----  -----------  --------
Revenues:
 License fees                          $ 42,703             $ 42,703
 Services                                61,954               61,954
                                        --------             --------
Total revenues                          104,657              104,657
                                        --------             --------

Costs and expenses:
 Cost of license fees                     3,417  (1,532)(a)    1,885
 Cost of services                        24,763               24,763
 Sales and marketing                     41,296               41,296
 Research and development                19,847     (96)(b)   19,751
 General and administrative              10,856    (145)(c)   10,711
 Amortization of other intangibles        1,110  (1,110)           -
 In-Process R&D                               -                    -
 Restructuring charges                    2,006  (2,006)           -
                                        --------             --------
Total costs and expenses                103,295               98,406
                                        --------             --------
Income (loss) from operations             1,362                6,251
Interest and other income, net              822                  822
                                        --------             --------
Income (loss) before income taxes         2,184                7,073
Provision for income taxes                  886   1,766 (d)    2,652
                                        --------             --------
Net income (loss)                      $  1,298             $  4,421
                                        ========             ========
Basic net income (loss) per share      $   0.02             $   0.07
                                        ========             ========
Shares used in basic per share
 calculation                             61,577               61,577
                                        ========             ========
Diluted net income (loss) per share    $   0.02             $   0.07
                                        ========             ========
Shares used in diluted per share
 calculation.                            65,202               65,202
                                        ========             ========




                                             Twelve Months Ended
                                              December 31, 2003
                                     --------------------------------
                                      GAAP     Adjustments   Non-GAAP
                                      -----    -----------   --------
Revenues:
 License fees                       $ 47,598                 $ 47,598
 Services                             56,857                   56,857
                                     --------                 --------
Total revenues                       104,455                  104,455
                                     --------                 --------

Costs and expenses:
 Cost of license fees                  3,140    (1,166)(a)      1,974
 Cost of services                     23,648                   23,648
 Sales and marketing                  45,769                   45,769
 Research and development             18,732      (139)(b)     18,593
 General and administrative           12,220    (2,441)(c)      9,779
 Amortization of other intangibles     2,021    (2,021)             -
 In-Process R&D                          600      (600)             -
 Restructuring charges                     -                        -
                                     --------                 --------
Total costs and expenses             106,130                   99,763
                                     --------                 --------
Income (loss) from operations         (1,675)                   4,692
Interest and other income, net           720                      720
                                     --------                 --------
Income (loss) before income taxes       (955)                   5,412
Provision for income taxes             3,542    (1,514)(d)      2,028
                                     --------                 --------
Net income (loss)                   $ (4,497)                $  3,384
                                     ========                 ========
Basic net income (loss) per share   $  (0.07)                $   0.06
                                     ========                 ========
Shares used in basic per share
 calculation                          60,766                   60,766
                                     ========                 ========
Diluted net income (loss) per share $  (0.07)                $   0.05
                                     ========                 ========
Shares used in diluted per share
 calculation.                         60,766                   63,415
                                     ========                 ========


   (a) Amortization of purchased technology.

   (b) Amortization of deferred compensation.

   (c) Legal costs related to the litigation with MicroStrategy, Incorporated and nonrecurring accounting fees related to the special review of unauthorized license agreements during the twelve months ended December 31, 2003.

   (d) The provision for income taxes used in arriving at the non-GAAP net income for all of the periods presented was computed using an income tax rate of 37.5%. The amount of provision for income taxes used in arriving at the non-GAAP net income does not reflect the actual or future expected provision for income taxes.



                          ACTUATE CORPORATION
                 CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (in thousands)
                              (unaudited)

                                                 Twelve Months Ended
                                                     December 31,
                                                  2004           2003
                                               --------       --------
 Operating activities
   Net Income (loss)                          $  1,298       $ (4,497)
   Adjustments to reconcile net loss to net
    cash from operating activities:
     Amortization of deferred compensation          96             41
     Amortization of other intangibles           2,642          3,186
     Depreciation                                2,293          3,020
     Purchased in-process research and
      development                                    -            600

     Tax benefit from exercise of stock
      options                                      880            163
   Changes in operating assets and
    liabilities:
     Accounts receivable                        (4,568)         3,776
     Other current assets                            5          1,308
     Deferred income taxes                           -          2,140
     Accounts payable                             (344)        (1,319)
     Accrued compensation                          842         (1,197)
     Other accrued liabilities                     224         (2,137)
     Income taxes payable                         (702)           291
     Deferred rent liabilities                     320              -
     Restructuring liabilities                  (1,028)        (3,601)
     Deferred revenue                            2,973          2,517
                                               --------       --------
 Net cash provided by operating activities       4,931          4,291
                                               --------       --------

 Investing activities
    Purchases of property and equipment         (3,354)        (1,658)
    Proceeds from maturity of short-term
     investments                                43,558         41,240
    Purchases of short-term investments        (36,170)       (56,472)
    Acquisition of Nimble Technology, net of
     cash assumed                                    -         (3,016)
    Net change in other assets                     671            (97)
                                               --------       --------
 Net cash provided (used) by investing
  activities                                     4,705        (20,003)
                                               --------       --------
 Financing activities
     Proceeds from issuance of common stock      2,372          4,108
     Stock repurchases                          (2,690)        (2,964)
                                               --------       --------
 Net cash provided (used) in financing
  activities                                      (318)         1,144
                                               --------       --------
 Net increase (decrease) in cash and cash
  equivalents                                    9,318        (14,568)
 Effect of exchange rate on cash                   (27)           (77)
 Cash and cash equivalents at the beginning
  of the period                                  8,950         23,595
                                               --------       --------
 Cash and cash equivalents at the end of the
  period                                      $ 18,241       $  8,950
                                               ========       ========


    CONTACT: Actuate Corporation
             Keren Ackerman, 650-837-4545
             kackerman@actuate.com